UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 27, 2007

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 27, 2007, Comtech Group (“Comtech-Cayman”), a company incorporated in the Cayman Islands and wholly owned subsidiary of Comtech Group, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) dated as of August 27, 2007, by and among Comtech-Cayman, Broadwell Group Ltd. (the “Seller”) Broad Wise Holdings Limited (“BroadWise”) and Comtech Broadband Corporation (“Broadband”).  Prior to the transactions contemplated by the Agreement, Comtech-Cayman owns 55% of Broadband’s outstanding equity securities and Broadwise, a wholly owned subsidiary of the Seller, owns 45% of Broadband’s outstanding equity securities.  Pursuant to the Agreement, Comtech-Cayman will purchase all of the outstanding equity securities (the “Shares”) of BroadWise from the Seller, resulting in Comtech-Cayman directly and indirectly owning all of the issued and outstanding equity securities of Broadband.

In consideration for the Seller selling the Shares to Comtech-Cayman, Comtech-Cayman will pay the Seller $10,000,000 in cash and $5,000,000 in shares of the common stock of the Company, with a schedule of payments and any adjustments to the purchase price to be agreed upon by the parties to the Agreement.

The Seller and the Company make certain representations and warranties in the Agreement and the transaction is anticipated to close prior to August 31, 2007, subject to satisfaction of closing conditions, including:

•	Comtech-Cayman having completed its business, legal, financial and other due diligence review on Broadband.
•	Each of the representations and warranties in the Agreement, other than those made by Comtech-Cayman being true.

If the transaction is not consummated by August 31, 2007, either party may terminate the Agreement at any time.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated August 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Hope Ni
Name: Hope Ni
Title: Chief Financial Officer

Dated: August 31, 2007

Exhibit Index
Exhibit No.	Description

10.1	Stock Purchase Agreement dated August 27, 2007